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ROBISON, HILL & CO.                              Certified Public Accountants
A PROFESSIONAL CORPORATION






                CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Java Express, Inc.


     We have issued a report dated April 15, 2002, accompanying the financial statements of Java Express, Inc. included in the Registration Statement Form SB-2/A and the related prospectus.

     We consent to the use of this report, as stated above in the Registration Statement. We also consent to the use of our name in the statement with respect to us appearing under the heading"Experts" in the Registration Statement.

Respectfully submitted,


/s/ Robison, Hill & Co.
Salt Lake City, Utah
July 15, 2002